EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION


     THIS EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as this "Agreement"), is entered into this 6th day of October, 1999, by and among SENSAR CORPORATION, a Nevada corporation ("Sensar"), I.T.E.S ltd., an entity organized under the laws of the State of Israel ("ITES") and the shareholders of ITES named on the signature pages of this Agreement (collectively, the "ITES Shareholders"), based on the following:

                                    Premises

     A. Sensar is a publicly-held corporation with its common stock listed on the NASDAQ Small Cap Market.

     B. The ITES Shareholders are the owners of 100% of the equity interest in ITES (the "ITES Stock").

     C. This Agreement provides for the acquisition by Sensar of all of the issued and outstanding shares of ITES Stock currently held by the ITES Shareholders solely in exchange for voting shares of the common stock of Sensar, par value $0.001 per share (the "Sensar Common Stock"), on the terms and conditions hereinafter provided, all for the purpose of effecting a "tax free" reorganization pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") for those ITES Shareholders who are resident in the United States.


                                   Agreement

     NOW, THEREFORE, based on the stated premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:


                                   ARTICLE I
                                  DEFINITIONS

     When used herein, the following terms shall have the meanings indicated:

     Section 1.01 Closing. The consummation of the transactions contemplated by this Agreement.

     Section 1.02   Closing Date.  The date on which the Closing occurs.

     Section 1.03   Code.  The Internal Revenue Code of 1986, as amended.

     Section 1.04 Exchange Act. The Securities Exchange Act of 1934, as amended.

     Section 1.05 Exchanged Sensar Stock. The shares of Sensar Common Stock to be issued and delivered by Sensar pursuant to this Agreement in exchange for the shares of ITES Stock issued and outstanding on the Closing Date in order to consummate the acquisition of 100% of the equity interest in ITES by Sensar.

     Section 1.06 GAAP. United States generally accepted accounting principles, as in effect on the date of determination, applied on a consistent basis.

     Section 1.07 ITES I.T.E.S ltd., an entity organized under the laws of the State of Israel.

     Section 1.08 Sensar Common Stock. The authorized common stock, par value $0.001 per share, of Sensar.

     Section 1.09   SEC.  The United States Securities and Exchange Commission.

     Section 1.10   Securities Act.  The Securities Act of 1933, as amended.

     Section 1.11   Sensar.  Sensar Corporation, a Nevada corporation.

     Section 1.12 ITES Stock. All of the ordinary shares of ITES issued and outstanding as of the Closing Date, which are to be exchanged for shares of Sensar Common Stock pursuant to the terms of this Agreement.


                                   ARTICLE II
               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ITES

     As an inducement to and to obtain the reliance of Sensar, ITES represents and warrants, except as set forth on the ITES Schedules, as follows:

     Section 2.01 Organization. ITES is a corporation duly organized, validly existing, and in good standing under the Company Ordinance (New Version) of the State of Israel and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of ITES. Included in the ITES Schedules (as hereinafter defined) are complete and correct copies of the Memorandum of Association and Articles of Association of ITES as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ITES's memorandum of association or articles of association.

     Section 2.02 Approval of Agreement. The board of directors of ITES has authorized the execution and delivery of this Agreement by ITES and has approved the consummation of the transactions contemplated hereby. Included in the ITES Schedules is a signed copy of a consent duly adopted by the board of directors of ITES evidencing such approval. ITES has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to consummate the transactions contemplated hereby.

     Section 2.03 Capitalization. All issued and outstanding ITES Stock is held by the ITES Shareholders as set forth in Schedule 2.03. There are no options, rights, convertible securities, calls, or commitments to which ITES is a party or to which it is subject requiring the issuance of the ITES Stock. All issued and outstanding shares of ITES are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     Section 2.04 No Subsidiary or Predecessor. ITES does not own, beneficially or of record, any equity securities in any other entity. Since inception, ITES has not had any predecessor, as that term is defined under GAAP.

     Section 2.05    Financial Information.

            (a) Included in the ITES Schedules are the audited balance sheets of ITES as of December 31, 1998 and, to the extent required by applicable SEC requirements, 1997, and the related audited statements of operations and cash flows for the periods then ended. Also included is the unaudited balance sheet as of September 30, 1998 and the related unaudited statements of operations for the nine months then ended.

            (b) Such financial information has been prepared in accordance with GAAP, except as disclosed in the ITES Schedules. ITES did not have, as of the date of the most recent balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet prepared in accordance with GAAP. All assets reflected on the most recent balance sheet present fairly the assets of ITES, as of the date of such balance sheet. The statement of operations for the nine months ended September 30, 1999 presents fairly the information required to be set forth therein in accordance with GAAP.

            (c) ITES has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. There are no income taxes currently due to any governmental agency that have not been paid. ITES does not have any liabilities with respect to the payment of any tax (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet included in the ITES Schedules and all such dates and years and periods prior thereto and for which ITES may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of the tax returns of ITES has been audited or is currently being audited by any governmental agency. ITES has not made any tax election which would have a material adverse effect on ITES, its financial condition, its business as presently conducted or as proposed to be conducted, or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of ITES.

            (d) The books and records, financial and otherwise, of ITES are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of ITES. ITES has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

            (e) Except as set forth in the ITES Schedules, the balance sheet included in the ITES Schedules, or in the notes thereto, ITES (i) has good and marketable title to its accounts receivable, and other debts due or recorded in the records and books of account of ITES, free of any security interests or liens and free of any material defenses, counterclaims, and set-offs, and all of such accounts receivable, invoices, and debts are actual and bona fide amounts due ITES for the total dollar amount thereof shown on the books of ITES and resulted from the regular course of its business; and (ii) the accounts receivable, invoices, and debts set forth on the ITES balance sheets arose in the ordinary course of business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by ITES or successor personnel and without resorting to litigation and in any event not later than ninety (90) days after the date billed.

     Section 2.06 Information. The information concerning ITES set forth in this Agreement and in the ITES Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.07 Options or Warrants. At the Closing Date there will be no existing options, warrants, calls, commitments, or other rights of any character relating to authorized and unissued ITES Stock or other securities of ITES.

     Section 2.08 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the ITES Schedules, since the date of the balance sheet included in the ITES Schedules:

            (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of ITES, except for changes occurring as a result of transactions in the normal course of business of ITES, or (ii) any damage, destruction, or loss to ITES (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of ITES;

            (b) ITES has not (i) amended its memorandum of association and articles of association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of ITES; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions, (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee, or shareholder; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

            (c) ITES has not (i) granted or agreed to grant any options, warrants, or other rights to acquire its stocks, bonds, or other corporate securities; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
     (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet included in the ITES Schedules and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $10,000 or assets, properties, or rights disposed of in the ordinary course of business); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of ITES; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

            (d) ITES has not become subject to any law or regulation which materially and adversely affects, or may in the future materially and adversely affect, the business, operations, properties, assets, or condition of ITES.

     Section 2.09   Title to Personal and Real Property.

            (a) Except as disclosed in the balance sheet included in the ITES Schedules, ITES has good and marketable title to all its properties, inventory, know-how, interests in properties, and assets, which are reflected in the most recent balance sheet included in the ITES Schedules, or are used in ITES's business, or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all material mortgages, security interests, royalties, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims for amounts not yet delinquent; and (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. All personal property held by ITES is in a state of good maintenance and repair, excepting only reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

            (b)     ITES does not own any real property in fee simple.

            (c) Included in the ITES Schedules is an accurate and complete list of all personal property owned by ITES or used in its business and having a purchase price of over $10,000, together with a description of any mortgages, financing instruments, or other encumbrances to the title to such properties. Also included in the ITES Schedules are copies of all leases for real and personal property to which ITES is a party. Except as disclosed in the ITES Schedules, each such lease is in full force and effect; all rents and additional fees due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence, or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition, or act, which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease, the occurrence of which would have a material adverse affect on ITES. ITES has not violated any of the terms or conditions under any such lease in any material respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by ITES is in a state of good maintenance and repair, except reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

     Section 2.10 Intellectual Property. ITES owns the entire right, title, and interest to all trade secrets, technology, know-how, tradenames, trademarks, servicemarks, and other proprietary information owned by, or used in connection with the business of, ITES, including all copyrights, patents, patent applications, registrations, and applications with respect thereto (collectively the "Intellectual Property"). Such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. No employee or former employee of ITES owns, directly or indirectly, any right, title, or interest in or to the Intellectual Property. Hemi Davidson hereby waives, assigns, and transfers to ITES any and all rights or claims he may have to the Intellectual Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance, or attachment. Except as set forth in the ITES Schedules, there are no pending or threatened proceedings, litigation, or other adverse claims to the Intellectual Property of which ITES is aware. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of ITES as now being conducted and as proposed to be conducted.

     Section 2.11 Litigation and Proceedings. Except as set forth in the ITES Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of ITES or its officers and directors, threatened in writing by or against ITES or affecting ITES or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ITES is not in material default with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     Section 2.12   Contracts.

            (a) Included in the ITES Schedules is a description of every contract, agreement, distributorship, franchise, license, or other agreement, arrangement, or commitment to which ITES is a party or by which its assets or properties are bound, which calls for the payment by ITES of more than $2,000 a month, or $24,000 in the aggregate;

            (b) Except as described in this Agreement or in the ITES Schedules, ITES is not a party to or bound by, and the properties of ITES are not subject to, any contract, agreement, other commitment or instrument or any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as ITES can now reasonably foresee) materially and adversely affect, the business operations, properties, assets, or financial condition of ITES; and

            (c) Except as included or described in the ITES Schedules or reflected in the accompanying ITES balance sheet, ITES is not a party to any oral or written (i) contract for the employment of any officer, director, or employee, whose compensation is greater than $5,000 per month, which is not terminable on thirty (30) days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money in amounts greater than $10,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $10,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate;
     (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of ITES whose compensation was or is greater than $5,000 per month; or (viii) other contract, agreement, or other commitment, except normal ongoing monthly operating expenses, involving payments by it in the future of more than $10,000 in the aggregate per contract.

     Section 2.13 Material Contract Defaults. ITES is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of ITES, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ITES has not taken adequate steps to prevent such a default from occurring.

     Section 2.14 Insurance Claims. Except as set forth in the ITES Schedules, during the last three years ITES has not received, or informed its insurance carriers of, any claims for damages, whether or not covered by insurance, for amounts greater than $10,000. ITES is not currently aware of any pending or unasserted claims.

     Section 2.15 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ITES is a party or to which any of its properties or operations are subject, which would have a material adverse affect on ITES.

     Section 2.16 Governmental Authorizations. ITES has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. ITES has all required approvals, including any approvals required for the export of its technology, necessary to permit it to conduct its business and provide its proposed services outside of the State of Israel. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ITES of this Agreement and the consummation by ITES of the transactions contemplated hereby.

     Section 2.17 Compliance With Laws and Regulations. ITES has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or financial condition of ITES or except to the extent that noncompliance would not result in the incurrence of any material liability for ITES. Included in the ITES Schedules is a copy of each letter of inquiry, review, or investigation or other writing from or to any governmental authority subsequent to December 31, 1997, evidencing a violation or possible or alleged violation of any of the foregoing.

     Section 2.18 Insurance. Included in the ITES Schedules is a complete list of all business liability, casualty, automobile, extended coverage, and other insurance policies which ITES maintains respecting its products, services, business, properties, and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer, and other relevant information. Such policies are in full force and effect and are free from any right of termination by the insurance carriers. All of the insurable properties of ITES are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

     Section 2.19 Transactions With Affiliates. Set forth in the ITES Schedules is a description of every contract, agreement, or arrangement between ITES and any person who is or has ever been during the previous three years an officer or director of ITES or person owning of record, or known by ITES to own beneficially, 5% or more of the issued and outstanding common stock of ITES and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of ITES and the amount paid or received, whether in cash, in services, or in kind, was, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to ITES than terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the ITES Schedules or otherwise disclosed herein, no officer or director of ITES or 5% shareholder of ITES has, or has had during the preceding three years, any interest, directly or indirectly, in any material transaction with ITES. The ITES Schedules also include a description of any commitment by ITES, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section 2.20 Labor Agreements and Actions. ITES is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives, or agents of ITES. There is no strike or other labor dispute involving ITES pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of ITES or (as such business is presently conducted and as it is proposed to be conducted), and ITES is not aware of any labor organization activity involving its employees. ITES is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with ITES, nor does ITES have a present intention to terminate the employment of any of the foregoing. Except as set forth in the ITES Schedules, the employment of each officer and employee of ITES is terminable at the will of ITES.

     Section 2.21 Pension Obligations. ITES does not have any unfunded pension liability to any person or entity in connection with any retirement, pension plan, or similar arrangement.

     Section 2.22 ITES Schedules. Within twenty (20) days of the date of this Agreement, ITES shall deliver to Sensar the following schedules, which are collectively referred to as the "ITES Schedules." The ITES Schedules shall be updated through the date of Closing and shall be certified by the chief executive officer of ITES as complete, true, and accurate:

            (a) A schedule including copies of the memorandum of association and articles of association of ITES in effect as of the date of this Agreement as referred to in section 2.01;

            (b) A schedule containing copies of resolutions adopted by the board of directors of ITES approving this Agreement and the transactions herein contemplated as referred to in section 2.02;

            (c) A schedule listing the shares of ITES Stock held by each of the ITES Shareholders.
            (d)     A schedule including the financial information identified in section 2.05;

            (e) A schedule including copies of all income tax returns filed for ITES, as identified in section 2.05;

            (f) A schedule listing the accounts receivable and notes and other obligations receivable of ITES as of the date of the most recent balance sheet included in the ITES Schedules or that arose thereafter other than in their ordinary course of business, indicating the debtor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, due to or claimed by such debtors;

            (g) A schedule listing the accounts payable and notes and other obligations payable of ITES as of the date of the most recent balance sheet included in the ITES Schedules or that arose thereafter other than in the ordinary course of the business of ITES, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts, or other adjustments, which in the aggregate are greater than $1,000, payable to ITES from any one such creditor;

            (h) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or financial condition of ITES since the most recent balance sheet included in the ITES Schedules, required to be provided pursuant to section 2.08 hereof;

            (i) Copies of all agreements or arrangements and all written statements of practice followed with regard to the payment of compensation, bonuses, deferred compensation, profit sharing, pension, vacation, retirement, or other compensation benefits to officers, directors, or employees whose monthly compensation exceeds $5,000 (and descriptions of any such agreements, arrangements, or practices which are not in writing), together with a schedule setting forth the name or identification of each officer, director, or employee whose monthly compensation exceeds $5,000 and of each former officer or former employee of ITES who is currently being paid or who is entitled to, or may become entitled to, compensation in amounts greater than $5,000 per month of any of such compensation benefits and the rate or amounts thereof and showing the nature of any family relationship of such person to each stockholder owning 5% or more of the stock of ITES;

            (j) A schedule containing a description of all personal property owned by ITES or used in its business and having a purchase price of over $10,000, including a description of every material mortgage, financing instrument, or encumbrance to which such personal property of ITES is subject (except statutory liens or claims not yet delinquent and except liens, claims, encumbrances, or equities which do not or in the future will not materially detract from or interfere with the present or proposed use of the property subject thereto or affected thereby);

            (k) A schedule containing a description of each lease, rental agreement, or similar instrument, including a description of each oral arrangement;

            (l) A schedule setting forth the litigation and proceedings referred to in section 2.11;

            (m) A schedule listing all material contracts, agreements, franchises, license agreements, or other commitments to which ITES is a party or by which their properties are bound, as referred to in section 2.12, but excluding those with affiliates which are described in section 2.19;

            (n)     A schedule of any insurance claims as referenced in section
     2.14;

            (o) Copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which ITES carries on or proposes to carry on its business (except those which are immaterial to the present or proposed business of ITES), as referred to in section 2.16;

            (p) A schedule describing the matters regarding compliance with laws and regulations as referred to in section 2.17;

            (q) A schedule showing details of all insurance coverage as referred to in section 2.18;

            (r) A schedule containing a description of all material contracts, leases, agreements, and other instruments between ITES and any affiliates, as referred to in section 2.19,

            (s) A schedule showing the name and location of each bank or other institution in which ITES has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto;

            (t) Copies of all powers of attorney given by ITES now in effect or to be in effect; and

            (u) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the ITES Schedules by sections 2.01 through 2.21.

                                  ARTICLE III
                 REPRESENTATIONS, COVENANTS, AND WARRANTIES OF
                             THE ITES SHAREHOLDERS

      As an inducement to and to obtain the reliance of Sensar, the ITES Shareholders represent and warrant as follows:

      3.01 Ownership of ITES Stock. Each of the ITES Shareholders, individually and not jointly and severally, represent and warrant, (i) that the number of shares of ITES Stock set forth in Schedule 2.03 as being held by them is all of the shares of ITES Stock held by such Shareholder; (ii) that such shares are held both beneficially and of record by such Shareholder; (iii) that such shares are held free and clear of any and all liens, claims, or encumbrances; (iv) that such Shareholder has not transferred or created any right in any other person or entity to acquire such shares; and (v) that the Shareholder has the free and unqualified right to bargain, sell, convey, transfer, and assign the ITES Stock, without the authorization, consent, or approval of any other person or entity.

      3.02 Continuity of Investment. The ITES Shareholders are acquiring the Exchanged Sensar Stock pursuant to this Agreement and the Proxy Statement/Prospectus for investment and not with a view to the distribution thereof. None of the ITES Shareholders has any agreement nor made any commitment to sell the shares of the Exchanged Sensar Stock to be acquired hereunder and none of the ITES Shareholders has the present intent to sell or liquidate the Exchanged Sensar Stock to be acquired hereunder.

      3.03 Release Agreements. Each of the ITES Shareholders shall execute and deliver an agreement releasing any and all claims such Shareholder may have at or prior to the Closing Date against ITES or the technology or other assets held by ITES.


                                   ARTICLE IV
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SENSAR


     As an inducement to, and to obtain the reliance of the ITES Shareholders, Sensar represents and warrants, except as set forth on the Sensar Schedules, as follows:

     Section 4.01 Organization. Sensar is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not so qualified in which either the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of Sensar. Included in the Sensar Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Sensar in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of Sensar. Sensar has full power, authority, and legal right and have taken all action required by law, its articles of incorporation, bylaws, and otherwise to consummate the transactions herein contemplated.

     Section 4.02 Approval of Agreements. The board of directors of Sensar has authorized the execution and delivery of this Agreement by Sensar and has approved the consummation of the transactions contemplated hereby. Included in the Sensar Schedules are copies of resolutions duly adopted by the board of directors of Sensar evidencing such approval. Prior to Closing, Sensar shall obtain the approval of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by its stockholders. Subject to such approval, Sensar has full power, authority, and legal right, and has taken all action required by law, its articles of incorporation, its bylaws, or otherwise, to execute this Agreement and consummate the transactions contemplated hereby.

     Section 4.03 Capitalization. The authorized capitalization of Sensar consists of 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding, and 290,000,000 shares of Sensar Common Stock, par value $0.001 per share, of which approximately 3,000,000 shares are issued and outstanding. In addition, Sensar has shares of Sensar Common Stock reserved for issuance on the exercise of outstanding and committed options and warrants. All issued and outstanding shares of Sensar Common Stock are validly authorized, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shares of Sensar Stock to be issued pursuant to this Agreement are validly authorized and will be, when issued, legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.

     Section 4.04 SEC Reports. Sensar has filed all reports required by the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the Securities Act"). In addition, Sensar shall file a registration statement (the "Registration Statement"), registering the issuance of the common stock of Sensar in exchange for the ITES Stock held by the ITES Shareholders as contemplated by this Agreement. None of the filings of Sensar contained, when filed, and the Registration Statement will not contain, when it becomes effective, any untrue statement of a material fact or omission of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      Section 4.05 Financial Statements. Included in the reports referred to in section 4.04 are the audited consolidated balance sheets of Sensar as of December 31, 1998 and 1997, and the related audited consolidated statements of operations and stockholders' equity and changes in financial position for the periods then ended, together with the notes to such statements and the opinion of Grant Thornton LLP, certified public accountants, with respect to such financial statements. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the financial position of Sensar as of the dates and for the periods stated herein.

     Section 4.06 Absence of Certain Changes or Events. Except as set forth in this Agreement or in the Sensar Schedules, since the date of the most recent Sensar balance sheet described in section 4.05 and included in the Sensar
Schedules:

            (a) There has not been (i) any material adverse change in the business, operations, assets, or condition of Sensar, (ii) any damage, destruction, or loss to Sensar (whether or not covered by insurance) materially and adversely affecting the business, operations, assets, or condition of Sensar; or (iii) except for a claim filed by certain former employees of Sensar, any claim or litigation brought against Sensar;

            (b) Sensar has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of their capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material; (iv) made any change in its method of management, operation, or accounting which is material to Sensar; or (v) entered into any other transaction which is material to Sensar; and

            (c) Sensar has not granted or agreed to grant any options, warrants, or other rights for its respective stocks, bonds, or other corporate securities calling for the issuance thereof.

     Section 4.07 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Sensar is a party or to which any of its properties or operations are subject which would have a material adverse affect on Sensar.

     Section 4.08 Sensar Schedules. Within twenty (20) days of the date of this Agreement, Sensar will deliver to ITES the following schedules, which are collectively referred to as the "Sensar Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement and updated through the date of Closing, and instruments and data as of such date, or the date indicated on such schedules, all certified by the chief executive officer of Sensar as complete, true, and accurate:

            (a) A schedule including copies of the articles of incorporation and bylaws of Sensar in effect as of the date of this Agreement, as referred to in section 4.01;

            (b) A schedule containing copies of resolutions adopted by the board of directors of Sensar approving this Agreement and the transactions herein contemplated as referred to in section 4.02;

            (c) A schedule containing the annual report of Sensar on form 10-K for the year ended December 31, 1998;
            (d) A schedule containing the quarterly report of Sensar on form 10-Q for the quarter ended March 31, 1999;

            (e) A schedule containing the report of Sensar on form 8-K dated April 21, 1999;

            (f) A schedule containing the quarterly report of Sensar on form 10-Q for the quarter ended June 30, 1999;

            (g) A schedule containing the report of Sensar on form 8-K dated August 4, 1999;

            (h) A schedule containing the report of Sensar on form 8-K dated September 3, 1999.

            (i) A schedule setting forth a description of any material change in the business, operations, assets, or condition of Sensar since June 30, 1999, required to be provided pursuant to section 4.06 hereof; and

            (j) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Sensar Schedules by sections 4.01 through 4.07.

                                   ARTICLE V
                                PLAN OF EXCHANGE

      Section 5.01 Terms of the Exchange. The acquisition of ITES as a wholly-owned subsidiary of Sensar shall be completed, subject to all of the terms, covenants, and conditions set forth in this Agreement, by the issuance of 8,000,000 shares of the Exchanged Sensar Stock to the ITES Shareholders in exchange for all of the shares of ITES Stock, which represent 100% of the equity interest in ITES. In addition, Sensar shall issue 500,000 shares of the Exchanged Sensar Stock to parties identified by ITES in full satisfaction of all finders, brokerage or similar fees incurred by ITES. The Exchanged Sensar Stock shall be issued in the names and denominations set forth on Schedule 2.03 attached hereto and incorporated herein by this reference.

      Section 5.02 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") within the 10-day period subsequent to the approval of the transaction by the stockholders of Sensar.

     Section 5.03   Closing Events.  At the Closing:

            (a) The ITES Shareholders shall deliver the original certificates representing all of the ITES Stock, duly executed, with appropriate signature guarantees, for transfer to Sensar. Sensar shall deliver the original of the certificates representing 8,500,000 shares of common stock of Sensar, registered in the names and denominations set forth on Schedule 2.03.

            (b) The current directors of Sensar shall resign and Andrew Bebbington and four nominees of ITES shall be appointed to be the board of directors of Sensar. All current officers shall resign and the new board of directors shall appoint the officers of Sensar and ITES. Hemi Davidson will be appointed as the Chief Executive Officer of Sensar and ITES.

            (c) Sensar and Andrew Bebbington shall enter into an employment agreement in form and substance as attached hereto as Schedule 5.03(c), and incorporated herein by this reference, providing for the employment of Mr. Bebbington for two years at an annual salary of $240,000 per year and the grant of a fully vested option to acquire 250,000 shares of Sensar Common Stock at an exercise price of $4.00 per share at any time prior to two years subsequent to the Closing Date.

            (d) Each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby; and

            (e) In addition to the foregoing, each of the parties shall execute and deliver such additional documents as may reasonably be required in order to effectuate the transactions herein contemplated in accordance with the requirements of the Code and shall treat such transactions for all tax purposes consistently with the other parties' treatment thereof and with such characterization as a reorganization under Code section 368(a)(1)(B).
                                   ARTICLE VI
                             PRE-CLOSING COVENANTS

      Section 6.01. Affirmative and Negative Covenants of ITES.

            (a) ITES hereby covenants and agrees that, prior to the Closing, unless otherwise expressly contemplated by this Agreement or consented to in writing by Sensar, ITES will:

                  (i) operate its business in all material respects in the usual and ordinary course, consistent with past practice;

                  (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its officers and employees and maintain its relationships with its material customers and suppliers;

                  (iii) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

                  (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

            (b) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Sensar, from the date of this Agreement until the Closing Date, ITSE will not do any of the foregoing:

                  (i) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

                  (ii) (A) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options in accordance with their terms); (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                  (iii) (A) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares; (B) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (C) take any action to accelerate the exercisability of stock options;

                  (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than pursuant to this Agreement or for the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

                  (v) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any assets material to ITES or its business;

                  (vi) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any transaction that would be inconsistent with the transactions contemplated by this Agreement, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain such a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of ITES or any investment banker, financial advisor, attorney, accountant or other representative retained by ITES to take any such action, and ITES shall promptly notify Sensar of all relevant terms of any such inquiries and proposals received by ITES or by any officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, ITES shall promptly deliver or cause to be delivered to Sensar a copy of such inquiry or proposal;

                  (vii) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a competing transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

                  (viii) adopt or propose to adopt any amendments to its memorandum of association or articles of association, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                  (ix) (A) change any of its methods of accounting in effect at December 31, 1998, or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, audit or controversy relating to taxes (except where the amount of such settlement or controversy, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except in each case, as may be required by law or GAAP;

                  (x) incur any obligations for borrowed money, incur any purchase money indebtedness, or provide a guarantee, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $10,000 in the aggregate;

                  (xi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of ITES;

                  (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, (x) reflected on, or reserved against in, or contemplated by, the financial statements (or the notes thereto) of ITES, (y) incurred in the ordinary course of business consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;
                  (xiii) knowingly take, or agree to commit to take, any action that would make any representation or warranty of ITES contained herein inaccurate in any respect at, or as of any time prior to, the Closing;

                  (xiv) ITES will not engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of ITES affiliates, including, without limitation, any transactions, agreements, arrangements or understanding with any affiliate or other person covered under Item 404 of Regulation S-K promulgated under the Securities Act, other than pursuant to such agreement, arrangements or understandings existing on the date of this Agreement or as disclosed in writing to Sensar on the date hereof or which are contemplated under this Agreement; provided that, ITES provides Sensar with all information concerning any such agreement, arrangement or understanding that Sensar may reasonably request;

                  (xv) engage in any futures or options trading or be a party to any price or currency swaps, hedges, futures or derivative instruments; or

                  (xvi) agree in writing or otherwise to do any of the foregoing.

      Section 6.02 Affirmative Covenants of Sensar. Sensar hereby covenants and agrees that, prior to the Closing, unless otherwise expressly contemplated by this Agreement or consented to in writing by ITES, Sensar will:

            (a) timely file all SEC reports that may become due subsequent to the date of this Agreement;
            (b) take such steps as are necessary so that at the Closing Sensar has no material liabilities and a minimum of an aggregate of $4.5 million in cash and note receivables due in less than 12 months;

            (c) terminate all of its employment and consulting agreements, except for those terminable at will on thirty (30) days or less notice, without payment of penalty or any other amount other than the current amount due for services;

            (d) eliminate, either by termination or exercise, all options, warrants, or other rights to acquire stock or securities of Sensar except for the warrants to acquire 58,775 shares of common stock at $2.50 per share held by prior holders of Sensar's preferred stock and such rights as may exist with an exercise price of in excess of $8.00 per share; and

            (e) use its best efforts to maintain the listing of its common stock on the NASDAQ Small Cap Market.

      In the course of accomplishing the foregoing, Sensar may make cash payments, distribute assets, enter into transactions, and issue Sensar Common Stock so long as it has a minimum of $4.5 million in cash and promissory notes payable in less than 12 months as of the Closing Date and does not have in excess of 4,000,000 shares of Sensar Common Stock issued and outstanding as of the Closing Date.

      Section 6.03. Access and Information.

            (a) Sensar shall, and shall cause its subsidiaries to, afford ITES and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "ITES Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of Sensar and its subsidiaries and to the books and records thereof and furnish promptly to ITES and the ITES Representatives such information concerning the business, properties, contracts, records and personnel of Sensar and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by ITES or such Representatives.

            (b) ITES shall (i) afford to Sensar and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Sensar Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of ITES and to its books and records and (ii) furnish promptly to Sensar and Sensar Representatives such information concerning the business, properties, contracts, records and personnel of ITES (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Sensar or such Representatives.

            (c) The information received pursuant to section 6.04(a) and (b) shall be deemed to be "confidential information" and shall not be disclosed to any other person or entity, except tot he parties' representatives, and shall not be used for any purpose other than the transactions contemplated by this Agreement.

     Section 6.04   Termination.

            (a) This Agreement may be terminated at any time prior to the Closing Date by the consent of both Sensar and ITES through action of their respective boards of directors. This Agreement may be terminated by either Sensar or ITES in the event the transactions contemplated hereby have not been completed on or before February 28, 2000. In the event of termination pursuant to this subparagraph (a) of section 6.04, no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

            (b) This Agreement may be terminated at any time prior to the Closing Date by action of Sensar's board of directors if ITES or the ITES Shareholders shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement, if any of the representations or warranties of ITES or the ITES Shareholders contained herein shall be inaccurate in any material respect, or if the holders of more than 5% of the ITES Stock exercise their right not to proceed under section 9.02. In the event of termination pursuant to this subparagraph (b) of section 6.04, no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

            (c) This Agreement and the merger may be terminated at any time prior to the Effective Date by action of ITES's board of directors if Sensar shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement, if any of the representations or warranties of Sensar contained herein shall be inaccurate in any material respect, or if the stockholders of Sensar fail to approve this Agreement. In the event of termination pursuant to this subparagraph (c) of section 6.04, no obligation, right, remedy, or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

     Section 6.05 Post-Closing Covenants of Sensar and ITES. Subsequent to the Closing of the transactions contemplated by this Agreement, neither Sensar, ITES, nor the ITES Shareholders shall undertake (or fail to undertake) any action that would result in the merger failing to qualify as a reorganization within the meaning of section 368(a)(1)(B) of the Code. Sensar, ITES, and the ITES Shareholders shall execute and deliver any and all documents, instruments, and agreements necessary to effectuate the purposes of this Agreement. All of the provisions of this section 6.05 shall survive the Closing and the consummation of the transactions contemplated herein.


                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

      Section 7.01 Meeting of Stockholders. Sensar shall, promptly after the effectiveness of the Proxy Statement/Prospectus provided for in section 7.02, take all actions necessary in accordance with Nevada Law and its articles of incorporation and bylaws to convene a special meeting of Sensar's stockholders to approve this Agreement and the transactions contemplated hereby (the "Sensar Stockholders Meeting"), and Sensar shall consult with ITES in connection therewith. Sensar shall use its best efforts to solicit from stockholders of Sensar proxies and to secure the vote of stockholders required by Nevada Law and its articles of incorporation and bylaws to approve and adopt this Agreement.
In addition, the board of directors of Sensar will, subsequent to the Closing Date, adopt a new stock option plan covering up to 1,500,000 shares of Sensar Common Stock (the "Stock Option Plan"). The Stock Option Plan will also be submitted to the stockholders at the Sensar Stockholders Meeting with the recommendation of the board of directors that it be approved.

      Section 7.02. S-4 Registration Statement.

            (a) As promptly as practicable after the execution of this Agreement, ITES and Sensar shall prepare and file with the SEC a Form S-4, including a proxy statement for use in connection with obtaining the approval of the transactions contemplated by this Agreement by the stockholders of Sensar and a prospectus for the issuance by Sensar of the Common Stock to the ITES Shareholders (the "Proxy Statement/Prospectus"). Each of ITES, Sensar and the ITES Shareholders shall use their best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of the Exchanged Sensar Stock. Each of Sensar, ITES, and the ITES Shareholders shall furnish all information concerning them as may reasonably be necessary or advisable in connection with such actions. As promptly as practicable after the Form S-4 shall have been declared effective by the SEC, Sensar shall mail the Proxy Statement/Prospectus to its stockholders entitled to notice of and to vote at the Sensar Stockholders Meeting and to the ITES Shareholders. The Proxy Statement/Prospectus shall include the recommendation of Sensar's Board of Directors in favor of the adoption of this Agreement.

            (b) The information supplied by Sensar for inclusion in the Form S-4 shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Sensar, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date any event or circumstance relating to Sensar or any of its affiliates, or its or their respective officers or directors, is discovered by Sensar that should be set forth in a supplement to the Proxy Statement/Prospectus, Sensar shall promptly inform ITES thereof in writing.

            (c) The information supplied by ITES for inclusion in the Form S-4 shall not, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Sensar and the ITES Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date any event or circumstance relating to ITES or any of its affiliates, or to their respective officers or directors, is discovered by ITES that should be set forth in a supplement to the Proxy Statement/Prospectus, ITES shall promptly inform Sensar thereof in writing.

      Section 7.03  S-3 Registration Statement.

          (a) Concurrently with the preparation of the Proxy Statement/Proxy, Sensar shall also prepare a registration statement on Form S-3 registering the resale of up to 1,100,000 shares of estimated Sensar Common Stock or Sensar Common Stock held by affiliates of Sensar prior to the Closing Date (the "Resale Registration"). Such Resale Registration shall be filed immediately following the approval of this Agreement by the stockholders of Sensar and shall be kept effective by Sensar until all of the shares of Sensar Common Stock covered thereby have been sold or can otherwise be sold free of any restriction or limitation. The selling stockholders shall be as listed in Schedule 7.03. Notwithstanding the foregoing, the selling shareholders listed in Schedule 7.03 shall agree that 500,000 shares subject to the S-3 shall not be sold prior to the date that is one hundred eighty (180) days subsequent to the Closing Date. The obligations of this section 7.03 shall be for the benefit of the selling shareholders identified in Schedule 7.03 and shall survive the consummation of the transactions contemplated by this Agreement.

            (b) The information supplied by Sensar for inclusion in the Form S-3 shall not, at the time the Resale Registration is mailed to the stockholders of Sensar, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time while the Resale Registration is effective, any event or circumstance relating to Sensar or any of its affiliates is discovered by Sensar that should be set forth in an amendment to the Resale Registration, Sensar shall promptly prepare and file such amendment.

            (c) The information supplied by ITES for inclusion in the Form S-3 shall not, at the time the Resale Registration is mailed to the stockholders of Sensar and the ITES Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time while the Resale Registration is effective, any event or circumstance relating to ITES or any of its affiliates is discovered by ITES that should be set forth in a supplement to the Resale Registration, ITES shall promptly inform Sensar thereof in writing.

      Section 7.04  Appropriate Action; Consents; Filings.

            (a) Sensar, ITES, and the ITES Shareholders shall each use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by ITES or Sensar or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law.

            (b) ITES, Sensar, and the ITES Shareholders agree to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of ITES and Sensar also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied.

            (c)   (i)   Each of Sensar and ITES shall give any notices to third
     parties, and use all reasonable efforts to obtain any third party consents
     (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, or (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby.

            (ii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party, to limit the adverse effect upon ITES and Sensar and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

            (d) Each of ITES and Sensar shall promptly notify the other of (A) any material change in its current or future business, assets, liabilities, financial condition or results of operations, (B) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (C) the institution or the threat of material litigation or (D) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Closing Date. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the Sensar disclosure schedules, if in existence on the date hereof, or in respect of which the legal fees and other costs might reasonably be expected to exceed $10,000 over the life of the matter.

      Section 7.05 Public Announcements. The press release announcing the execution and delivery of this Agreement shall be a joint press release of ITES and Sensar. In addition, Sensar shall be entitled to make such press releases and file such information as it deems advisable to comply with its requirements under United State securities laws.

      Section 7.06 NASDAQ. Each party hereto shall use all reasonable efforts to cause the shares of the Exchanged Sensar Stock to be issued to be approved for listing (subject to official notice of issuance) on the NASDAQ Small Cap Market or another national securities exchange prior to the Closing Date.

      Section 7.07 Stock Resale Agreement. The ITES Shareholders each agree to deliver, on or prior to the Closing Date, agreements, in substantially the form of Schedule 7.07, attached hereto and incorporated herein by this reference, not to effect any sales of the Common Stock for a period of ninety (90) days subsequent to the Closing Date and thereafter not to effect any sales of the Common Stock in excess of the volume limitations of Rule 144, promulgated under the Securities Act; such restriction to continue in force and effect for a period of 12 months after the Closing Date.


                                  ARTICLE VlII
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SENSAR

     The obligations of Sensar under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

      Section 8.01 Accuracy of Representations and Satisfaction of Covenants. The representations and warranties made by ITES and the ITES Shareholders in this Agreement shall be true as of the Closing, and ITES and the ITES Shareholders shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by ITES or the ITES Shareholders prior to or at the Closing. Sensar shall be furnished with certificates, signed by the chief executive officer of ITES and the ITES Shareholders and dated the Closing Date, to the foregoing effect.

     Section 8.02 ITES Disclosure Schedules. Sensar shall have received all of the ITES Disclosure Schedules and such Schedules shall be acceptable, in form and content, to Sensar.

      Section 8.03 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Sensar at a duly held meeting called for that purpose.

     Section 8.04 ITES Shareholder Election. Holders of not more than 5% of the ITES Stock shall have failed to provide notification to Sensar of their desire to proceed under the provisions of section 9.02.

     Section 8.05 Good Standing. Sensar shall have received a certification that ITES is in good standing, dated as of a date within ten (10) days prior to the Closing Date.

     Section 8.06 UCC Certificate. Sensar shall have received a Commercial Code certificate as of a date within five (5) days of the Closing Date to the effect that there are no encumbrances of record on the assets of ITES, other than those disclosed in the ITES Schedules.

     Section 8.07 Other Items. Sensar shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Sensar may reasonably request.

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ITES
                           AND THE ITES SHAREHOLDERS

     The obligations of ITES under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 9.01 Accuracy of Representations and Satisfaction of Covenants. The representations and warranties made by Sensar in this Agreement shall be true as of the Closing, and Sensar shall have performed and complied with all material covenants and conditions required by this Agreement to be performed or complied with by Sensar prior to or at the Closing. Sensar shall have been furnished with a certificate, signed by the duly authorized chief executive officer of Sensar, and dated the Closing Date, to the foregoing effect.

      Section 9.02 ITES Shareholder Election. The ITES Shareholders shall have received a definitive Proxy Statement/Prospectus. Each ITES Shareholder shall have a period of ten (10) business days subsequent to receipt of the Proxy Statement/Prospectus to indicate in writing to Sensar that such ITES Shareholder accepts the exchange offer of Sensar. Each ITES Shareholder that does not provide written notification to Sensar as set forth above shall thereafter not be bound by the terms of this Agreement.

     Section 9.03 Sensar Disclosure Schedules. ITES shall have received all of the Sensar Disclosure Schedules and such Schedules shall be acceptable, in form and content, to ITES Sensar.

      Section 9.04 Sensar Commitments. Sensar shall have a minimum of an aggregate of $4.5 million in cash and notes receivable due in 12 months or less, with no material liabilities, and shall have not more than 4,000,000 shares of common stock outstanding prior to the Closing.

     Section 9.05 Good Standing. ITES shall have received a certificate of good standing from the Secretary of State of Nevada with respect to Sensar, dated as of a date within ten (10) days prior to the date of this Agreement, certifying that Sensar is in good standing as a corporation in the state of Nevada.

     Section 9.06 Other Items. ITES shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as ITES may reasonably request.


                                   ARTICLE X
                                 MISCELLANEOUS

     Section 10.01 Brokers. Sensar and the ITES Shareholders agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those entitled to receive the 500,000 shares of common stock. Sensar and the ITES Shareholders each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, resulting from the actions of such party. The covenants set forth in this section 8.01 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 10.02 Tax Treatment. No representation or warranty is being made or legal opinion given by any party to any other regarding the treatment of this transaction for federal or state income taxation. All parties intend for the transaction to be treated as a "tax-free" reorganization under the provisions of the Code and agree to take all corporate action necessary, to file all tax returns and reports, and prepare financial statements consistent with the treatment of the transaction as a reorganization under section 368(a)(1)(B) for those shareholders resident in the United States. Shareholders not resident in the United States or otherwise unable to qualify for "tax-free" treatment under section 368(a)(1)(B) shall be solely responsible for any tax consequences to them resulting from the consummation of the transactions contemplated hereby. Although this transaction has been structured in an effort to qualify for treatment under section 368(a)(1)(B) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting, and other tax advisers regarding the treatment of this transaction for federal and state income taxes.

     Section 10.03 Governing Law. This Agreement shal1 be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the state of Utah.

     Section 10.04 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Sensar. to:              Sensar Incorporated
                               Howard S. Landa
                               50 West Broadway, Suite 500
                               Salt Lake City, Utah 84101
                               Fax:  (801) 350-0825
                               Confirmation:  (801) 350-0587

With copies o:                 Keith L. Pope, Esq.
                               Kruse, Landa & Maycock, L.L.C.
                               Eighth Floor, Bank One Tower
                               50 West Broadway
                               Salt Lake City, Utah 84101
                               Fax:  (801)359-3954
                               Confirmation:  (801) 531-7090

If to The ITES Shareholders,   Sensar Corporation
to:                            435 West 9160 South
                               Sandy, Utah 84070
                               Fax:  (801)561-1577
                               Confirmation:  (801) 561-8679

With copies to:                Oscar Folger
                               521 5th Avenue
                               New York, New York 10175
                               Fax:  (212) 697-7833
                               Confirmation:  (212) 697-6464


or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     Section 10.05 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 10.06 Costs. Each of the parties shall bear its respective costs associated with this Agreement and the transactions contemplated hereby, including legal fees, accounting fees, and other costs and expenses.

     Section 10.07 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the Sensar Schedules or ITES Schedules such reference is to information specifically set forth in such schedules and clearly referenced to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that such officer or director has made a reasonable investigation of such matters.

     Section 10.08 Third-Party Beneficiaries. This Agreement is solely between Sensar and ITES and the ITES Shareholders, and no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 10.09 Entire Agreement. This Agreement, together with the other agreements entered into between the parties contemporaneously with this Agreement (this Agreement and such other documents collectively referred to as the "Transaction Documents"), represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into the Transaction Documents. The Transaction Documents fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth in the Transaction Documents.

     Section 10.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 10.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement shall only be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the Provision is intended.

     Section 10.12 Severability. If and to the extent that any court of competent jurisdiction holds any provision, or any part thereof, of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement which shall continue in full force and effect.

     Section 10.13 Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties and their successors, assigns, heirs, executors, and administrators.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and the individuals have caused this Agreement to be executed as of the date first above written.

                                    Sensar:

                                          SENSAR CORPORATION


                                          By
                                             Howard S. Landa, CEO

                                    ITES

                                          I.T.E.S ltd.


                                          By
                                             Hemi Davidson, CEO


                                    The ITES Shareholders:


                                          Hemi Davidson




                                        Laura Huberfeld





                                        Naomi Bodner





                   (Signatures continued on following pages)



                                        Nachsoni




                                        Zehava Rubner





                                        Espeka Ltd.




                                        Metropolitan Vastgoed Amsterdam B.V.





                                        Yuhda Biron




                                        Geldzaeler Lucien



                                        Dedi Groucher




                                        Malca Sand





                                        Nachsoni (as trustee)

                                        Yaron Sobol





                                        Rita Folger





                                        Yoshuv Shor Institute



                    (Signatures continued on following page)



                                        Jacob Fischi



                                        Aaron Kotler



                                        Harvey Augenbaum